UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2011

BANKFINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	0-51331	75-3199276
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

15W060 North Frontage Road, Burr Ridge, Illinois	60527
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 242-7700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Annual Meeting Voting Results. The following are the results of the stockholder votes that were cast at the Company’s Annual Meeting of Stockholders on June 28, 2011:

Proposal No. 1: The election of the following nominees as directors of the Company: F. Morgan Gasior and Joseph A. Schudt, to hold office until the 2014 Annual Meeting of Stockholders and until their successors are duly elected and qualify.

Nominee	Number of Votes Cast For	Number of Votes Withheld	Broker Non-Votes
F. Morgan Gasior	15,526,155	598,524	3,565,558
Joseph A. Schudt	15,565,436	559,243	3,565,558

Proposal No. 2: Ratification of the selection of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

Number of votes cast For Proposal	19,301,664
Number of votes cast Against Proposal	376,600
Number of Abstentions	25,488
Broker Non-Votes	—

Proposal No. 3: The approval of an advisory, non-binding resolution to approve our executive compensation.

Number of votes cast For the non-binding resolution	15,201,297
Number of votes cast Against the non-binding resolution	808,543
Number of Abstentions	128,353
Broker Non-Votes	3,565,558

Proposal No. 4: The approval of an advisory, non-binding vote with respect to the frequency of voting on our executive compensation

Number of votes cast for 1 Year	10,467,621
Number of votes cast for 2 Years	4,086,408
Number of votes cast for 3 Years	1,407,901
Number of Abstentions	176,263
Broker Non-Votes	3,565,558

Item 9.01.	Financial Statements and Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANKFINANCIAL CORPORATION

(Registrant)

Date: June 29, 2011

/s/ F. MORGAN GASIOR
F. Morgan Gasior
Chairman of the Board, Chief Executive Officer and President